As filed with the Securities and Exchange Commission on May 3, 2000

                            Registration No.333-____

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                                       and
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                     FIRST LITCHFIELD FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

        DELAWARE                                         06-1241321
 (State of Incorporation)                      (IRS Employer Identification No.)


                 13 NORTH STREET, LITCHFIELD, CONNECTICUT 06759
                                 (860) 567-8752
          (Address and telephone number of principal executive offices)

 1990 Stock Option Plan for the Company's President and Chief Executive
                              Officer, as amended
--------------------------------------------------------------------------------
            1994 Stock Option Plan for Officers and Outside Directors
            ---------------------------------------------------------
                            (Full Title of the Plans)

                           Jerome J. Whalen, President
                     First Litchfield Financial Corporation
                                 13 North Street
                          Litchfield, Connecticut 06759
                                 (860) 567-8752
           (Name, address and telephone number for agent for service)

                                    Copy to:
                              J. J. Cranmore, Esq.
                           Patricia D. Anderson, Esq.
                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                           Hartford, Connecticut 06114
                                 (860) 522-9100
Approximate date of commencement of proposed sale to the public: Upon exercise of the options granted under the Plans and from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

--------------------------------------------------------------------------------------------------------------------

         CALCULATION OF REGISTRATION FEE
--------------------------- ------------------- ---------------------- ---------------------- ----------------------

Title of Each Class of                          Proposed Maximum       Proposed Maximum
Securities                  Amount to be        Offering Price         Aggregate              Amount of
to be Registered            Registered*         Per Unit **            Offering Price **      Registration Fee
--------------------------- ------------------- ---------------------- ---------------------- ----------------------
         Common Stock
        Par Value $ .01         145,305            $16.00                 $2,324,880             $613.77
--------------------------- ------------------- ---------------------- ---------------------- ----------------------

* The aggregate amount of securities registered hereunder is 145,305 shares of common stock: 43,287 shares have previously been issued by the Registrant pursuant to two of the Company's stock option plans (the "1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended" and the "1994 Stock Option Plan for Officers and Outside Directors") and 102,018 shares which may be issued by the Registrant pursuant to the Registrant's 1994 Stock Option Plan for Officers and Outside Directors. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

**        The fee with respect to 145,305  shares has been  calculated  pursuant to paragraphs (h) and (c) of Rule 457 upon the basis of $16.00 per share, the average of the bid and asked price per share of the Registrant's common stock on April 28, 2000, a date within five
              (5) business days prior to the date of filing of this Registration Statement, as reported by the Over The Counter Bulletin Board ("OTC Bulletin Board") of the National Association of Securities Dealers, Inc. ("NASD").

                                EXPLANATORY NOTE
         The Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by affiliates and non-affiliates of First Litchfield Financial Corporation (the "Registrant") of shares of common stock of the Registrant which have been previously issued or will be issued by the Registrant pursuant to the 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended and the 1994 Stock Option Plan for Officers and Outside Directors. The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8 and certain items from Information Not Required in the prospectus pursuant to Part II of Form S-3. Pursuant to the introductory Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Commission.

                                   PROSPECTUS
                                 145,305 SHARES

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                 13 NORTH STREET
                          LITCHFIELD, CONNECTICUT 06759

                                  COMMON STOCK

         17 of our shareholders may offer for sale up to 145,305 shares of our common stock. The selling shareholders are officers, directors, or former officers or directors or their successors or assigns who have acquired or will acquire these shares of the Company's common stock pursuant to the Company's 1994 Stock Option Plan for Officers and Outside Directors or the 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended. The selling shareholders may offer and sell their shares from time to time in different types of transactions, including brokerage and negotiated transactions or otherwise, including transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, and we will pay all expenses in connection with registering these shares. The selling shareholders, however, are responsible for their brokerage commissions and similar expenses.

         Our common stock is traded in the Over-the-Counter or OTC Bulletin board operated by the National Association of Securities Dealers, under the symbol "FLFC." The bid and asked prices of our common stock on April 28, 2000 was $15.25 and $16.75 per share, respectively.

         PLEASE READ THE RISK FACTORS BEGINNING ON PAGE 2 BEFORE PURCHASING THE COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         The date of this prospectus is May 3, 2000.

                                TABLE OF CONTENTS



Risk Factors..............................................................2
Cautionary Note Regarding Forward Looking Statements......................3
About First Litchfield Financial Corporation..............................4
Use of Proceeds...........................................................4
Selling Shareholders and Shares that may be Offered.......................5
Plan of Distribution......................................................9
Where You Can Find More Information......................................10
Incorporation of Certain Documents by Reference..........................11
Legal Matters............................................................12
Experts..................................................................12

                                  RISK FACTORS

         An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.

OUR RESULTS OF OPERATIONS ARE SENSITIVE TO CHANGES IN THE INTEREST RATE ENVIRONMENT

         Our consolidated results of operations depend to a large extent on the level of our net interest income, which is the difference between interest income from interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. If interest-rate fluctuations cause our cost of funds to increase faster than the yield on our interest-bearing assets, our net interest income is likely to decrease. We measure our interest rate risk with particular emphasis on measuring changes in the net interest income in different interest rate environments.

         Changes in interest rates may also affect the volume of loans that we originate, as well as the value of our loans and other interest earning assets and our ability to realize gains on the sale of such assets and liabilities. Prevailing interest rates may also affect the extent to which borrowers prepay their loans. Prepayments may adversely affect the value of mortgage loans, net interest income and loan servicing income. Similarly, prepayments on mortgaged backed securities may adversely affect the value of such securities and the interest income generated by them.

         Increases in interest rates might cause depositors to shift funds from accounts that have a comparatively lower cost, such as regular savings accounts, to accounts with a higher cost, such as certificates of deposit. If the cost of deposits increases at a rate greater than yields on interest earning assets increases, the interest rate spread may be negatively affected. Changes in the asset and liability mix may also affect the interest rate spread.

         We face competition for deposits and loans throughout our market area both from local institutions and from out of state institutions that either solicit deposits or maintain offices in our market area. We compete for deposits primarily with savings institutions, commercial banks, credit unions, money market funds and other investment alternatives. We believe that our ability to compete effectively depends largely on our ability to compete with regard to interest rates, personalized services, quality and range of financial services provided, convenience of office locations, automated services and office hours. We compete for loans primarily with savings institutions, mortgage banking firms, mortgage brokers, commercial banks and insurance companies. We believe that our ability to compete effectively for loans depends largely on our ability to compete with regard to interest rates, loan origination fees, quality and range of lending services provided and our ability to offer personalized service.

OUR ABILITY TO PAY DIVIDENDS IS LARGELY DEPENDENT UPON OUR RECEIPT OF DIVIDENDS FROM THE FIRST NATIONAL BANK OF LITCHFIELD

         Cash dividends from The First National Bank of Litchfield are our principal source of funds for paying cash dividends on the common stock. At December 31, 1999, the Bank had approximately $3,260,000 of undistributed net income theoretically available for distribution to the Company as dividends. The ability of the Bank to declare and pay such dividends is subject to safe and sound banking practices and applicable law.

FUTURE LEGISLATION AND REGULATORY DEVELOPMENTS COULD EFFECT OUR OPERATIONS

         Future legislation or regulatory developments could have an adverse effect on the Bank. We are registered with the Federal Reserve Board as a bank holding company. The Bank is also subject to regulation by the Office of the Comptroller of the Currency as its primary federal supervisory agency, as well as by the Federal Deposit Insurance Corporation, or FDIC, with respect to certain matters. The Office of the Comptroller of the Currency and the FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted.

POSSIBLE FUTURE SALES OF SHARES BY THE SELLING SHAREHOLDERS

         The selling shareholders could sell any or all of the common stock they own upon the effectiveness of the registration statement of which this prospectus forms a part. The selling shareholders may determine to sell shares of common stock from time to time for any reason. We cannot predict the effect, if any, that sales of shares of common stock owned by selling shareholders would have on the market price prevailing from time to time.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

         We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. When we use words like believes, expects, anticipates or similar expressions, we are making forward-looking statements.

         You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the following:

         o   the effect of economic conditions;
         o   deposit attrition;

         o   adverse changes in interest rates;
         o change in any applicable law, rule, regulation or practice with respect to tax or accounting issues or otherwise; and
         o   adverse changes or conditions in capital or financial markets.

     The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                  ABOUT FIRST LITCHFIELD FINANCIAL CORPORATION

     We are a Delaware corporation and the bank holding company for The First National Bank of Litchfield, our national bank subsidiary. Both we and The First National Bank of Litchfield are headquartered in Litchfield, Connecticut. The First National Bank of Litchfield maintains a home page on the Internet at http://www.fnbl.com. Deposits at The First National Bank of Litchfield are insured by the FDIC. Through The First National Bank of Litchfield, we currently serve customers from 6 banking offices and a Trust Department in Litchfield County, Connecticut.

     We engage in a wide range of commercial and personal banking activities, including accepting demand deposits, (including Money Market Accounts), accepting savings and time deposit accounts, making secured and unsecured loans to corporations, individuals, and others, issuing letters of credit, originating mortgage loans, and providing personal and corporate trust services.

     At December 31, 1999, we had total consolidated assets of $255,973,790, total deposits of $197,232,782 and shareholders' equity of $14,926,209.

     Our principal executive office is located at 13 North Street, Litchfield, Connecticut 06759, and our telephone number is (860) 567-8752.

                                 USE OF PROCEEDS

     The 145,305 shares of common stock are being offered and sold by the selling shareholders and not by us. Accordingly, we will not receive any of the proceeds from the sale of the common stock by the selling shareholders.

               SELLING SHAREHOLDERS AND SHARES THAT MAY BE OFFERED

     The following table sets forth the name of the selling shareholder, their position with the Company, or the Bank if applicable, the amount of common stock beneficially owned by the selling shareholder as of April 21, 2000, and the maximum amount of common stock that may be offered by the selling shareholder pursuant to this prospectus. The data in the column "Common Stock Beneficially Owned Following the Offering and Percent of Class" assumes the sale of all shares of common stock by the selling shareholders pursuant to this prospectus and (if one percent or more) the percentage of common stock beneficially owned by the selling shareholder following the offering. The number of shares offered hereby has been adjusted to reflect stock splits and stock dividends.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Common Stock
                                                                                                             Beneficially Owned
                                          Common Stock                               Number of Shares           following the
                Name and                  Beneficially                              Offered for Resale     Offering and Percent of
                Position                    Owned on             Common Stock        pursuant to this       Class (if greater than
                                       April 21, 2000 (1)      Under Option (3)       Prospectus                     1.0%)
------------------------------------------------------------------------------------------------------------------------------------
            Clayton L. Blick
        Director of the Company             11,545 (2)               4,232                 4,232 (4)                 7,313 (5)
             and the Bank

            Ernest W. Clock
        Director of the Company             22,822  (2)              4,232                 4,232 (4)                18,590 (5)
             and the Bank                                                                                                (1.1%)

           Revere H. Ferris                 31,345  (2)(6)           7,354                 10,121 (23) (4)          12,877 (7)
        Senior Vice President
       and Senior Loan Officer
             of the Bank

            John H. Field                    7,010 (2)               4,232                 4,232 (4)                 2,778 (5)
           Director of the
         Company and the Bank

        Bernice D. Fuessenich                9,060 (2)               4,232                 4,232 (4)                 4,828 (5)
           Director of  the
         Company and the Bank

        Perley H. Grimes, Jr.               16,765 (2)               4,232                 4,232 (4)                12,533 (5)
          Director of  the
       Company and  the Bank


          George M. Madsen                  13,782 (2)               4,232                 4,232 (4)                 9,550 (5)
          Director of  the
        Company and  the Bank

          Charles E. Orr                    12,053 (2)               4,232                 4,232 (4)                 7,821 (5)
         Director of the
       Company and  the Bank

                                                                                                               Common Stock
                                                                                                             Beneficially Owned
                                          Common Stock                               Number of Shares           following the
                Name and                  Beneficially                              Offered for Resale     Offering and Percent of
                Position                    Owned on             Common Stock        pursuant to this       Class (if greater than
                                       April 21, 2000 (1)      Under Option (3)       Prospectus                     1.0%)
------------------------------------------------------------------------------------------------------------------------------------
             William J. Sweetman            90,867 (2)               4,232                16,680 (8)                 74,187 (9)
               Director of the                                                                                            (4.5%)
            Company and the Bank

             Thomas A. Kendall                 552                       0                   500 (10)                    52 (11)
              Director of  the
            Company and the Bank

             Patricia D. Werner              3,298 (2)               2,948                 2,948 (4)                    350 (5)
               Director of the
            Company and the Bank

             Jerome J. Whalen               42,602 (2)              26,581                42,129 (12)                   473 (13)
         President, Chief Executive
               Officer and
          Director of the Company
               and the Bank

            Carroll A. Pereira              14,233 (2)              14,042                14,042 (9)                    191 (5)
         Treasurer of the Company
         and Senior Vice President
            and Chief Financial
           Officer of  the Bank

             Philip G. Samponaro            18,919 (2)              17,237                17,237 (4)                  1,682 (5)
          Secretary of the Company
        and Senior  Vice President,
       Chief Administrative Officer,
         Cashier and Secretary of
                 the Bank

          Jean D.Ferris Trust (14)           8,147                       0                 6,100 (17)                 2,047 (19)


          Gail E. Ferris Trust (15)          3,915                       0                 2,247 (18)                 1,668 (20)


            Miles C. Borzilleri (16)         3,739                       0                 3,677 (21)                    62 (22)

-------------------------
         1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.
         2. Amount includes shares which the selling shareholder has the right to acquire pursuant to stock options currently exercisable under the 1994 Stock Option Plan for Officers and Outside Directors. The number of options has been adjusted to reflect stock splits and stock dividends.

         3. Indicates shares which the selling shareholder has the right to acquire pursuant to stock options currently exercisable under the 1994 Stock Option Plan for Officers and Outside Directors. The number of options has been adjusted to reflect stock splits and stock dividends.

Footnotes continue on next page

         4. Assumes exercise of all options pursuant to the 1994 Stock Option Plan for Officers and Outside Directors, the offering of all shares issued on such exercise, and sale of such shares.
         5. Assumes exercise of all options pursuant to the 1994 Stock Option Plan for Officers and Outside Directors, the offering of all shares issued on such exercise, and sale of such shares.
         6.  Amount  includes 12,062 shares owned by the Gail E. Ferris and Jean
             D. Ferris Trusts. Mr. Ferris serves as Trustee of such Trusts. See Footnotes 14 and 15.
         7. Assumes exercise of all options pursuant to the 1994 Stock Option Plan for Officers and Outside Directors, the offering of all shares issued on such exercise, and sale of such shares. Additionally, this amount assumes that all shares which have been acquired pursuant to the 1994 Stock Option Plan for Officers and Outside Directors are sold by the selling shareholder. Assumes that all shares which have been acquired from the Company's President and Chief Executive Officer pursuant to his exercise of options under the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended, are sold by the selling shareholder. Finally, this amount assumes that all shares offered hereby by the Jean D. Ferris Trust and the Gail E. Ferris Trust are sold by the selling shareholders. See Footnotes 14, 15, 17-20 below.
         8. Includes 9,500 shares which the selling shareholder has acquired from the Company's President and Chief Executive Officer pursuant to his exercise of options under the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended. Additionally, amount includes 2,948 shares which the selling shareholder has acquired from a former director of the Company pursuant to the exercise of options in accordance with the 1994 Stock Option Plan for Officers and Outside Directors. Finally, amount includes 4,232 shares which the selling shareholder has the right to acquire pursuant to stock options currently exercisable
             under  the  1994  Stock   Option  Plan  for  Officers  and  Outside
             Directors.
         9. Assumes exercise of all options pursuant to the 1994 Stock Option Plan for Officers and Outside Directors, the offering of all shares issued on such exercise, and the sale of such shares. Additionally, this assumes that all shares which have been acquired pursuant to the Plans are sold by the selling shareholder.
         10. Indicates shares which the selling shareholder has acquired from the Company's President and Chief Executive officer pursuant to his exercise of options under the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended.
         11. This amount assumes that all shares which have been acquired from the Company's President and Chief Executive Officer pursuant to the exercise of options pursuant to the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended, are sold by the selling shareholder.
         12. Includes 15,548 shares which the selling shareholder has acquired pursuant to the exercise of options in accordance with the 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended. Amount includes 26,581 which the selling shareholder has the right to acquire pursuant to stock options currently exercisable under the 1994 Stock Option Plan for Officers and Outside Directors.
         13. Assumes exercise of all options pursuant to the 1994 Stock Option Plan for Officers and Outside Directors and offering of all shares issued on such exercise. Additionally, this amount assumes that all shares which have been acquired pursuant to the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended are sold by the selling shareholder.

         14. Revere H. Ferris, Senior Vice President and Senior Loan Officer of The First National Bank of Litchfield serves as Trustee of the Jean
             D. Ferris Trust.
         15. Revere H. Ferris, Senior Vice President and Senior Loan Officer of The First National Bank of Litchfield serves as Trustee of the Gail
             E. Ferris Trust.
         16. Miles C.  Borzilleri  formerly  served as Senior Vice President and
             Senior Trust Officer of The First National Bank of Litchfield.
         17. Includes  4,000 shares which the selling  shareholder  has acquired from the Company's President and Chief Executive Officer pursuant to his exercise of options under the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended. Additionally, amount includes 2,100 shares which the selling shareholder has acquired from a former officer of the Company pursuant to the exercise of options in accordance with the 1994 Stock Option Plan for Officers and Outside Directors.

Footnotes continued on next page

         18. Includes 1,000 shares which the selling shareholder has acquired from the Company's President and Chief Executive Officer pursuant to his exercise of options under the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended. Additionally, amount includes 1,247 shares which the selling shareholder has acquired from a former officer of the Company pursuant to the exercise of options in accordance with the 1994 Stock Option Plan for Officers and Outside Directors.
         19. This amount assumes that all shares which have been acquired from the Company's President and Chief Executive Officer pursuant to his exercise of options pursuant to the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended and the 1994 Stock Option Plan for Officers and Outside Directors are sold by the selling shareholder.
         20. This amount assumes that all shares which have been acquired from the Company's President and Chief Executive Officer pursuant to his exercise of options pursuant to the Company's 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended and the 1994 Stock Option Plan for Officers and Outside Directors are sold by the selling shareholder.
         21. Indicates shares which the selling shareholder has acquired pursuant to the 1994 Stock Option Plan for Officers and Outside Directors.
         22. The amount assumes that all shares which have been acquired pursuant to the 1994 Stock Option Plan for Officers and Outside Directors are sold by the selling shareholder.
         23. Includes 2,767 shares which the selling shareholder has acquired from a former officer of the Company pursuant to the exercise of options in accordance with the 1994 Stock Option Plan for Officers and Outside Directors. Additionally, this amount assumes the exercise of all 7,354 options pursuant to the 1994 Stock Option Plan for Officers and Outside Directors, the offering of all shares issued on such exercise, and sale of such shares.


                              PLAN OF DISTRIBUTION

         We are registering the shares covered by this prospectus on behalf of the selling shareholders. All costs, expenses and fees in connection with the registration of these shares will be paid by us. Brokerage commissions, if any, attributable to the sale of these shares will be paid by the selling shareholders or their donees or pledges. Sale of these shares may be effected from time to time in transactions (which may include block transactions) on the NASD's OTC Bulletin Board in the over-the-counter market or otherwise, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated or other prices. The Company will supply the selling shareholders with reasonable quantities of prospectuses. There can be no assurances that any of the selling shareholders will exercise their options to purchase any shares or that, if purchased, the selling shareholders will sell any or all of the shares offered by them pursuant to this prospectus.

         Under the 1990 Stock Option Plan for the Company's President and Chief Executive Officer, as amended, all options have been granted and exercised and no further options are available for grant under that plan. Under the 1994 Stock Option Plan for Officers and Outside Directors, a total of 102,018 options are exercisable at exercise prices per share ranging from $6.43 to $17.62. No further options are available for grant under that plan.

         The selling shareholders may also sell these shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or may pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts. We are not aware of any agreements, understandings or arrangements between the selling shareholders or any underwriters or broker-dealers regarding the sale of their securities. The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from each selling shareholder and/or the purchasers of the shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of commissions).

         The selling shareholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The selling shareholders may or may not agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived. Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, the selling shareholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act. Such regulation would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of the distribution until his, her or its participation in that distribution is completed. In addition, Regulation M prohibits any "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.
                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities and Exchange Act of 1934, as amended. Accordingly, we are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

   You may read and copy any reports, statements and other information that we file with the SEC at the SEC's Public Reference Room at:

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549
                                 1-800-SEC-0330

         The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy information statements and other information about issuers that file electronically with the SEC.


         We have filed a registration statement on Form S-8 and S-3 with the SEC under the Securities Act that relates to the 145,305 shares of common stock offered pursuant to this prospectus, which is part of the registration statement. As permitted by the rules and regulations of the SEC, this prospectus omits certain information set forth in the registration statement. Statements contained in this prospectus as to the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and each such statement is qualified in its entirety by reference to the copy of such document as so filed. Copies of the registration statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities or Internet site of the SEC as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this prospectus. That means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered a part of this prospectus, except for any information superceded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiary that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that we have filed with the SEC:

   FILINGS                                  PERIOD OF REPORT OR DATE FILED
   -------                                  ------------------------------
Registration Statement on Form 10-SB               January 7, 2000
  Annual Report on Form 10-KSB                     March 6, 2000

         This prospectus also incorporates by reference the description of the Company's common stock contained in its registration statement on Form 10-SB dated January 7, 2000, and any amendment or report filed for the purpose of updating such description.

         These documents are available without charge to you if you call or write to:

                               Carroll A. Pereira
              Treasurer of First Litchfield Financial Corporation,
                Senior Vice President and Chief Financial Officer
                    of The First National Bank of Litchfield
                                 13 North Street
                              Litchfield, CT 06759

         All reports and other documents filed by us with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to provide you with information that is different, and, if given or made, such information must be not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

                                  LEGAL MATTERS

         Cranmore, FitzGerald & Meaney, Hartford, Connecticut, has passed upon the validity of the common stock offered pursuant to this prospectus.

                                     EXPERTS

         The consolidated financial statements at December 31, 1999, 1998, and 1997, and for each of the years in the three year period ended December 31, 1999, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of McGladrey & Pullen, LLP, independent certified public accountants, which are incorporated by reference in this prospectus and in the registration statement and are included in reliance upon such reports, and upon the authority of said Firm as experts in accounting and auditing.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (File No. 0-28815) pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are incorporated in this Registration Statement by reference:

         (i) The Company's Registration Statement on Form 10-SB filed on January 7, 2000.

         (ii)  The  Company's  Annual  Report on Form  10-KSB  filed on March 6,
               2000.

         (iii) The description of the Company's common stock contained in its Registration Statement on Form 10-SB filed on January 7, 2000, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES
        Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL
        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Delaware law and the Company's Certificate of Incorporation authorize the Company to indemnify Officers, Directors and certain individuals associated with the Company. In general, Article IX of the Company's Certificate of Incorporation authorizes the Company toindemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another company, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         Prior to the effectiveness of the initial filing of this Registration Statement, shares of the Company's common stock were issued by the Company to shareholders (each of whom was an executive officer or director of the Company, or the estate of such persons) in transactions not involving a public offering, and such offers and sales were therefore exempt pursuant to the provision of
Section 4(2) under the Act.

Item 8. EXHIBITS

Exhibits

         The following Exhibits are filed herewith or incorporated herein by reference:

         3.1   Certificate  of  Incorporation  of  First  Litchfield   Financial
               Corporation (incorporated by reference to Exhibit 3.1 of First Litchfield Financial Corporation's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 7, 2000, File No. 0-28815).

         3.2 Bylaws of First Litchfield Financial Corporation (incorporated herein by reference to Exhibit 3.2 of First Litchfield Financial Corporation's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 7, 2000, File No. 0-28815).

         4. Form of stock certificate of common stock, par value $.01 per share, of First Litchfield Financial Corporation (incorporated herein by reference to Exhibit 4 to First Litchfield Financial Corporation's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 7, 2000, File No. 0-28815).

         5.    Opinion of Cranmore, FitzGerald & Meaney.

         10.1 1990 Stock Option Plan for Company's President and Chief Executive Officer, as amended (incorporated by reference to
               Exhibit 10.1 of First Litchfield Financial Corporation's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 7, 2000, File No. 0-28815).

         10.2 1994 Stock Option Plan for Officers and Outside Directors (incorporated by reference to Exhibit 10.1 of First Litchfield Financial Corporation's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 7, 2000, File No. 0-28815).

         23.1  Consent of McGladrey & Pullen, LLP.

         23.2  Consent of Cranmore, FitzGerald & Meaney (included in Exhibit 5).

         24.   Power of Attorney (included on Signature Page).

Item 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Litchfield, State of Connecticut, on April 26, 2000.

                              FIRST LITCHFIELD FINANCIAL CORPORATION


                              By: /s/ Jerome J. Whalen
                                  -----------------------
                                  Jerome J. Whalen
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of First Litchfield Financial Corporation, do hereby severally constitute and appoint Jerome J. Whalen our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in capacities indicated below which said Jerome J. Whalen may deem necessary or advisable to enable First Litchfield Financial Corporation to comply with the Securities Act of 1933, as amended, andany rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 and S-3 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Jerome J. Whalen shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


     Signature                             Title                          Date
     ---------                             -----                          ----

/s/ Jerome J. Whalen                President,Chief Executive          4/26/2000
------------------------            Officer and Director
Jerome J. Whalen


/s/ Carroll A. Pereira
------------------------
Carroll A. Pereira                  Treasurer                          4/26/2000
                                   (Principal Accounting Officer)

     Signature                             Title                          Date
     ---------                             -----                          ----

/s/ Clayton L. Blick                Director                           4/26/2000
-----------------------
Clayton L. Blick



/s/ Ernest W. Clock                 Director                           4/26/2000
-------------------------
Ernest W. Clock


/s/ John H. Field                   Director                           4/26/2000
-----------------------------
John H. Field


/s/ Bernice D.Fuessenich            Director                           4/26/2000
-------------------------------
Bernice D. Fuessenich



/s/ Perley H. Grimes, Jr.           Director                           4/26/2000
---------------------------
Perley H. Grimes, Jr.


/s/ Thomas A.  Kendall              Director                           4/26/2000
-----------------------------
Thomas A. Kendall


/s/  George M. Madsen               Director                           4/26/2000
----------------------------
George M. Madsen


/s/ Charles E. Orr                  Director                           4/26/2000
------------------------------
Charles E. Orr


/s/ William J. Sweetman             Director                           4/26/2000
-----------------------
William J. Sweetman


/s/ H. Ray Underwood                Director                           4/26/2000
----------------------
H. Ray Underwood


/s/ Patricia D. Werner              Director                           4/26/2000
-------------------------
Patricia D. Werner